Contact:	Patrick E. Beans Chief Financial Officer 402-475-2525

NATIONAL RESEARCH CORPORATION
COMPLETES MERGER WITH MY INNERVIEW

LINCOLN, Nebraska (December 19, 2008) — National Research Corporation (NASDAQ:NRCI) today announced the completion of the merger with My InnerView, Inc., a privately-held leading provider of quality and performance improvement solutions to the senior care profession, that was previously reported on November 26, 2008.

        National Research Corporation, headquartered in Lincoln, Nebraska, is a leading provider of performance measurement, improvement services and governance education to the healthcare industry in the United States and Canada.

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